Exhibit 99.1

Globus Medical Announces Litigation Settlement Agreement

AUDUBON, PA, January 19, 2016: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced DePuy Synthes Products, Inc., DePuy Synthes Sales, Inc. and Globus Medical, Inc. have settled four patent infringement lawsuits concerning spinal implant technologies. The terms of the settlement have not been disclosed but were to the parties' mutual satisfaction.

The four cases are: (1) N Spine, Inc. and Synthes USA Sales, LLC v. Globus Medical, Inc., No. 1 0-300-RGA (D. Del. filed Apr. 13, 2010); (2) DePuy Synthes Products, Inc. v. Globus Medical, Inc., No. 11-652-LPS (D. Del. filed July 22, 2011); (3) Globus Medical, Inc. v. DePuy Synthes Products, LLC and DePuy Synthes Sales, Inc., No. 13-854-LPS (D. Del. filed May 15, 2013); and (4) DePuy Synthes Products, LLC v. Globus Medical, Inc., No. 14-011-RGA (D. Del. filed Jan. 7, 2014).

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at http://www.globusmedical.com.

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com